UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) January 24, 2008
A.C. Moore Arts & Crafts, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-23157	22-3527763

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

130 A.C. Moore Drive, Berlin, NJ		08009

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (856) 768-4930
Not Applicable
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K (the “Report”) of A.C. Moore Arts & Crafts, Inc. (the “Company”) contains statements that are forward-looking within the meaning of applicable federal securities laws and are based on current expectations and assumptions as of this date. The Company undertakes no obligation to update or revise any forward-looking statement whether as the result of new developments or otherwise. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that could cause actual results to differ from those anticipated include, but are not limited to, the Company’s ability to implement its business and operating initiatives to improve profitability, customer demand and trends in the arts and crafts industry, inventory risks, the effect of economic conditions and gasoline prices, the impact of unfavorable weather conditions, the impact of competitors’ locations or pricing, the availability of acceptable real estate locations for new stores, difficulties with respect to new system technologies, difficulties in implementing measures to reduce costs and expenses and improve margins, supply constraints or difficulties, the effectiveness of and changes to advertising strategies, difficulties in determining the outcome and impact of litigation, the impact of the threat of terrorist attacks and war, the Company’s ability to maintain an effective system of internal control over financial reporting, the results of the Company’s review of its inventory accounting practices, the Company’s ability to regain compliance with Nasdaq listing standards, the Company’s ability to meet its expected filing date for the Form 10-Q for the third quarter of 2007 and any prior financial statements requiring restatement and other risks detailed in the Company’s Securities and Exchange Commission (“SEC”) filings.
Item 1.01 Entry into a Material Definitive Agreement.
On January 24, 2008, the Company entered into a promissory note and loan modification agreement (the “loan modification”) with Wachovia Bank, National Association (the “Bank”), the lender on the Company’s two mortgages relating to the Company’s corporate offices and distribution center and $35.0 million line of credit, dated October 28, 2003, as amended (together, the “loan documents”).
Due to the Company’s continuing review of its inventory accounting methods as previously disclosed in its Current Report on Form 8-K and press release dated October 24, 2007, the Company was unable to file its Form 10-Q for the quarter ended September 30, 2007 (the “Form 10-Q”) by the due date of November 9, 2007. In addition, as reported, the Company will be required to restate financial statements for certain prior periods. The inventory accounting review and restatement process has delayed the delivery to the Bank of the Company’s financial statements for the quarter ended September 30, 2007. Pursuant to the loan modification, the Bank has agreed to waive non-compliance with certain provisions of the loan documents as a result of the matters described above, including without limitation, the Company’s failure to deliver the financial statements for the quarter ended September 30, 2007. This waiver does not include potential defaults that may exist in the future relating to the restatements; provided, however, that the Bank agreed to not recalculate interest for any prior periods.
The loan modification also amended the loan documents to (i) increase the interest rate for the two mortgages and borrowing under the line of credit from a LIBOR-based rate plus 65 basis points to a LIBOR-based rate plus 90 basis points, and (ii) require the Company to maintain a deposit account with the Bank with a minimum balance of $500,000. These two provisions terminate when the Company files the Form 10-Q and the required restatements.
The two mortgages, which are secured by land, buildings and equipment, originally totaled an aggregate of $30.0 million, $22.5 million payable over 15 years (“Mortgage No. 1”) and $7.5 million (“Mortgage No. 2”) payable over seven years. As of December 31, 2007, $17.6 million was outstanding on Mortgage No. 1 and $4.0 million was outstanding on Mortgage No. 2. As of the date of this Report, the Company has no outstanding principal balance under the line of credit; however, a $6.45 million letter of credit has been issued under the line. The letter of credit replaced a workers compensation insurance cash escrow account that has been redeployed in other investments of the Company.

This summary of the provisions of the loan modification is not intended to be complete and is qualified in its entirety by reference to Exhibit 10.1 attached to this Report, which is incorporated by reference into this Item 1.01.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1	Promissory Note and Loan Modification Agreement dated January 24, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C. MOORE ARTS & CRAFTS, INC.
Date: January 30, 2008	By:	/s/ Amy Rhoades
		Name:	Amy Rhoades
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Promissory Note and Loan Modification Agreement dated January 24, 2008.